AGCO CORP /DE 12/31/2010	Exhibit 21.0

Wholly Owned Subsidiaries of AGCO Corporation	Country of Jurisdicton

AGCO Funding Corporation	United States
Export Market Services LLC	United States
Massey Ferguson Corp.	United States
AGCO Argentina SA	Argentina
Indamo SA	Argentina
AGCO Australia, Ltd.	Australia
Valtra GesmbH	Austria
AGCO do Brazil Commercio e Industria Ltda.	Brazil
AGCO Parts Servicos Adminstrativos Ltda	Brazil
Industrial Agricola Fortaleza Importacao E Exportacao Ltda	Brazil
Tecnoagro Maquinas Agricolas Ltda.	Brazil
Valtra do Brazil Ltda.	Brazil
AGCO Canada Ltd.	Canada
AGCO (Changzhou) Agricultural Machinery Co. Ltd.	China
AGCO Genpower (Shanghai) Co. Limited	China
Beijing AGCO Trading Co., Ltd.	China
AGCO A/S	Denmark
AGCO Danmark A/S	Denmark
AGCO Sisu Power Inc	Finland
AGCO Sisu Power Voukraus Inc	Finland
Valtra OY	Finland
Valtra Voukraus OY	Finland
AGCO Distribution SAS	France
AGCO France SA	France
AGCO SA	France
AGCO Deutschland GmbH	Germany
AGCO Deutschland Holding Limited Co. KG	Germany
AGCO GmbH	Germany
AGCO Hohenmolsen GmbH	Germany
AGCO Vertriebs GmbH	Germany
Fendt Fordertechnik GmbH	Germany
Fendt GmbH	Germany
Fendt Immobilien KG	Germany
Valtra Deutschland GmbH	Germany
Valtra Vertriebs GmbH	Germany
AGCO Holdings (Hong Kong) Ltd	Hong Kong
AGCO Italia SpA	Italy
Farmec SpA	Italy
Fendt Italiana GmbH	Italy
AGCO Mexico S de RL de CV	Mexico
Prestadora de Servicios Mexicana del Bajio, SA de CV	Mexico
Valtractors Mexico SA de CV	Mexico
Ag-Chem Europe Fertilizer Equipment BV	Netherlands
Ag-Chem Europe Industrial Equipment BV	Netherlands
AGCO Holding BV	Netherlands
AGCO International Holdings BV	Netherlands
AGCO Netherlands BV	Netherlands
Valtra International BV	Netherlands
Eikmaskin AS	Norway
Valtra Norge AS	Norway
AGCO SPZOO	Poland
Valtractor Comercio de Tractores e Maquinas Agricolas SA	Portugal
AGCO Machinery LLC	Russia
AGCO Iberia SA	Spain
AGCO AB	Sweden
AGCO International GmbH	Switzerland
MF Tarim Makineleri Ltd.	Turkey
Ag-Chem (UK) Limited	United Kingdom
AGCO Funding Company	United Kingdom
AGCO International Ltd.	United Kingdom
AGCO Ltd.	United Kingdom
AGCO Machinery Ltd	United Kingdom
AGCO Manufacturing Ltd.	United Kingdom
AGCO Pension Trust Ltd.	United Kingdom

Wholly Owned Subsidiaries of AGCO Corporation	Country of Jurisdicton

AGCO Services Ltd.	United Kingdom
Massey Ferguson Executive Pension Trust Ltd.	United Kingdom
Massey Ferguson Staff Pension Trust Ltd.	United Kingdom
Massey Ferguson Works Pension Trust Ltd.	United Kingdom
Valtra Tractors (UK) Ltd.	United Kingdom
Sparex Agparts Pty Limited	Australia
Sparex Australia Pty Limited	Australia
Sparex Maschinenzubehor H.m.b.H.	Austria
Sparex Belgium BVBA	Belgium
Sparex Canada Limited	Canada
Sparex ApS	Denmark
Sparex S.A.R.L.	France
Sparex Handels-und Vertriebs GmbH	Germany
Sparex (Tractor Accessories) Limited	Ireland
Sparex Mexicana S.A. de C.V.	Mexico
Sparex Limited Vestiging Holland BV	Netherlands
Sparex Distributors New Zealand Limited	New Zealand
Sparex Polska Sp. Z.o.o.	Poland
Sparex Portugal Importacao e Comercio de Pecas Lda	Portugal
Sparex (Proprietary) Limited	South Africa
Sparex Agrirepuestos SL (Spain)	Spain
Sparex AB	Sweden
Anglehawk Limited	United Kingdom
Sparex Holdings Limited	United Kingdom
Sparex International Limited	United Kingdom
Sparex Limited	United Kingdom
Spenco Engineering Company Limited	United Kingdom
Sparex Inc.	United States

50% or Greater Joint Venture Interests of the Registrant

Groupement International De Mecanique Agricole SA	France
Deutz AGCO Motores SA	Argentina
Laverda SPA	Italy
AGCO CTP Holdings BV	Netherlands
AGCO CTP LLC	Russia
Fella Werke GmbH	Germany

Less Than 50% Joint Venture Interests of the Registrant

Valtra Traktor AB	Sweden
AGCO Finance LLC	United States
AGCO Finance Canada Ltd.	Canada
AGCO Finance Ltd	United Kingdom
AGCO Finance SNC	France
AGCO Finance GmbH	Germany
AGCO FINANCE GmbH, Landmaschinenleasing	Austria
AGCO Finance Ltd. Ireland	Ireland
AGCO Finance PTY Ltd.	Australia
Agricredit do Brasil Ltda	Brazil
AGCO Capital Argentina S.A.	Argentina
Saudi Tractor Manufacturing Company Limited	Saudi Arabia
Compagnie Maghebine de Materials Agricoles et Industriels SA	Morroco
Libyan Tractor and Agricultural Commodities Company	Libya
Tractors and Farm Equipment Limited	India
AGCO Advantage LLC	United States